Exhibit 99.1
NEUROLOGIX REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
FORT LEE, N.J. (August 12, 2010) — Neurologix, Inc. (OTCBB: NRGX) (the “Company”), a biotechnology company developing innovative gene therapies for the brain and central nervous system (“CNS”), today reported its financial results for the three and six months ended June 30, 2010.
“We are extremely pleased with the continued success of NLX-P101, our Parkinson’s disease gene therapy. The positive Phase 2 results, which we announced in June and are being submitted for peer review, represent a very significant milestone both for the Company and for the advancement of gene therapy for neurological disorders,” said Clark A. Johnson, President and Chief Executive Officer of the Company. “We are confident that NLX-P101 has great potential for commercialization, and are evaluating strategies that will enable us to further develop the technology and maximize value for the Company.”
For the three months ended June 30, 2010, the Company reported a net loss of $4.5 million, as compared with a net loss of $2.2 million for the three months ended June 30, 2009. Net loss for the second quarter of 2010 includes charges for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the Company’s Series C Convertible Preferred Stock (the “Series C Stock”) and the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) of $2.2 million. Net loss for the second quarter of 2009 includes income for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the Series C Stock and the Series D Stock of $0.8 million.
The Company reported a net loss applicable to common stock for the second quarter of 2010 of $5.3 million, or $0.19 per basic and diluted share, which includes charges of $0.8 million, or $0.03 per basic and diluted share, related to preferred stock dividends in connection with the Company’s Series C Stock and Series D Stock. For the same period in 2009, the Company reported a net loss applicable to common stock of $3.0 million, or $0.11 per basic and diluted share, which included charges related to preferred stock dividends in connection with the Series C Stock and the Series D Stock of $0.7 million, or $0.03 per basic and diluted share.
For the six months ended June 30, 2010, the Company reported a net loss of $8.0 million, as compared with a net loss of $7.1 million for the same period in 2009. Net loss includes charges for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the issuance of the Series C Stock and the Series D Stock of $2.6 million and $2.0 million for the first half of 2010 and 2009, respectively. The Company reported a net loss applicable to common stock for the six months ended June 30, 2010, of $9.5 million, or $0.34 per basic and diluted share, which includes charges of $1.6 million, or $0.06 per basic and diluted share, related to preferred stock dividends in connection with the Series C Stock and the Series D Stock. For the six months ended June 30, 2009, the Company reported a net loss applicable to common stock of $8.6 million, or $0.31 per basic and diluted share, which included charges of $1.5 million, or $0.05 per basic and diluted share, related to preferred stock dividends in connection with the Series C Stock and the Series D Stock.
Neurologix had cash and cash equivalents of approximately $4.5 million at June 30, 2010.

The Neurologix Quarterly Report on Form 10-Q, with financial statements and management’s discussion of operations and results, can be found in the “Investors” section of the Company’s website at http://www.neurologix.net.
About NLX-P101
Neurologix’s investigational AAV (adeno-associated virus) vector gene therapy, NLX-P101, is a novel, non-dopaminergic approach that uses an inhibitory gene (glutamic acid decarboxylase or “GAD”) to selectively alter the neural circuitry affected in Parkinson’s disease and, thereby, normalize brain physiology. Neurologix’s technology is the only gene therapy strategy currently in development which bypasses the dopamine system. The Company recently announced positive results with NLX-P101 in a Phase 2 trial for advanced Parkinson’s disease.
About Neurologix
Neurologix, Inc. is a biotechnology company dedicated to the discovery, development, and commercialization of gene transfer therapies for serious disorders of the brain and CNS. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy, depression and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net/.
Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
•	The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2010, it incurred net losses and negative cash flows from operating activities of approximately $55.7 million and $41.6 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•	At June 30, 2010, the Company had cash and cash equivalents of approximately $4.5 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activity and to complete its plan of operations through December 31, 2010. At the Company’s present level of activities, the Company’s cash and cash equivalents are believed, at this time, to be sufficient to fund its operations only into the fourth quarter of 2010. Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings or debt financings, sufficient to finance its ongoing operations. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.
•	The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using NLX-P101. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.
•	There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.
•	There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of depression or Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.
Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
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Contact:
Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net
—Financial tables to follow—

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,512	$9,637
Prepaid expenses and other current assets	177	395

Total current assets	4,689	10,032
Equipment, less accumulated depreciation of $659 and $624 at June 30, 2010 and December 31, 2009, respectively	94	129
Intangible assets, less accumulated amortization of $308 and $262 at June 30, 2010 and December 31, 2009, respectively	973	891
Other assets	5	5

Total assets	$5,761	$11,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,473	$1,834

Total current liabilities	1,473	1,834

Derivative financial instruments, at estimated fair value — warrants	6,435	3,847

Total liabilities	7,908	5,681

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at June 30, 2010 and December 31, 2009, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 281,263 shares issued and outstanding at June 30, 2010 and December 31, 2009, with an aggregate liquidation preference of $8,630 and $7,008 at June 30, 2010 and December 31, 2009, respectively	28	28
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at June 30, 2010 and December 31, 2009, with an aggregate liquidation preference of $32,928 and $29,420 at June 30, 2010 and December 31, 2009, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,865,010 shares issued and outstanding at each of June 30, 2010 and December 31, 2009	28	28
Additional paid-in capital	57,221	56,775
Deficit accumulated during the development stage	(59,497)	(51,528)

Total stockholders’ equity	(2,147)	5,376

Total liabilities and stockholders’ equity	$5,761	$11,057

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

					For the period
					February 12, 1999
	Six Months Ended June 30,		Three Months Ended June 30,		(inception) through
	2010	2009	2010	2009	June 30, 2010
Revenues	$—	$—	$—	$—	$—
Operating expenses:
Research and development	3,399	3,658	1,542	2,249	30,860
General and administrative expenses	1,983	1,548	699	799	20,980

Loss from operations	(5,382)	(5,206)	(2,241)	(3,048)	(51,840)

Other income (expense):
Dividend, interest and other income	1	49	1	16	1,884
Interest expense-related parties	—	—	—	—	(411)
Change in estimated fair value of derivative financial instruments — warrants	(2,588)	(1,980)	(2,232)	809	(5,365)

Other (expense) income, net	(2,587)	(1,931)	(2,231)	825	(3,892)

Net loss	(7,969)	(7,137)	(4,472)	(2,223)	$(55,732)

Preferred stock dividends	(1,558)	(1,451)	(787)	(734)

Net loss applicable to common stock	$(9,527)	$(8,588)	$(5,259)	$(2,957)

Net loss applicable to common stock per share, basic and diluted	$(0.34)	$(0.31)	$(0.19)	$(0.11)

Weighted average common shares outstanding, basic and diluted	27,865,010	27,795,850	27,865,010	27,827,292

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